AGREEMENT AND PLAN OF MERGER



                                  By and Among


               Call America Business Communications Corporation

             Call America Business Communications of Fresno, Inc.

          Call America Business Communications of Bakersfield, Inc.

                 The Selling Shareholders listed in Exhibit A

                          GST Newco of California, Inc.

                                       and

                          GST Telecommunications, Inc.










         ------------------------------------------------------------

                         Dated as of September 26, 1996

         ------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                      TRANSACTIONS AND TERMS OF THE MERGER

      1.1  Merger............................................................2
      1.2  Time and Place of Closing; Escrow.................................2
      1.3  Effective Time....................................................2
      1.4  Charter...........................................................3
      1.5  Bylaws............................................................3
      1.6  Directors and Officers............................................3
      1.7  Conversion of Shares..............................................3
      1.8  Anti-Dilution Provisions..........................................4
      1.9  Fractional Shares.................................................4
      1.10  Post-Closing Consideration.......................................5

                                   ARTICLE II
                               EXCHANGE OF SHARES

      2.1  Exchange Procedures...............................................5
      2.2  Rights of Former Shareholders of each of the Call
               America Companies.............................................6

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF THE
                     CALL AMERICA COMPANIES AND THE SELLERS

      3.1  Corporate Organization; Requisite Authority to
               Conduct Business; Articles of Incorporation and
               By-Laws.......................................................6
      3.2  Capitalization and Shareholdings..................................7
      3.3  Subsidiaries, Etc.................................................7
      3.4  Authority Relative to and Validity of Agreements..................7
      3.5  Required Filings and Consents; No Conflict........................8
      3.6  Financial Statements and Net Revenues.............................9
      3.7  No Undisclosed Liabilities........................................9
      3.8  Absence of Certain Changes and Events.............................9
      3.9  Taxes and Tax Returns............................................10
      3.10  Employee Benefit Plans..........................................12
      3.11  Title to Property...............................................12
      3.12  Trademarks, Patents and Copyrights..............................13
      3.13  Legal Proceedings, Claims, Investigations, etc..................14
      3.14  Insurance.......................................................14
      3.15  Material Contracts..............................................15
      3.16  Certain Transactions............................................15
      3.17  Broker..........................................................15
      3.18  Environmental Matters...........................................16
      3.19  Illegal Payments................................................16
      3.20  Statements True and Correct.....................................17
      3.21  Accounting, Tax and Regulatory Matters..........................17

                                                                            Page
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
                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      4.1  Capitalization...................................................17
      4.2  Authority Relative to and Validity of Agreements.................18
      4.3  Required Filings and Consents; No Conflict.......................18
      4.4  Broker...........................................................19
      4.5  Investment.......................................................19

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

      5.1  Corporate Organization; Requisite Authority to
               Conduct Business; Articles of Incorporation and
               By-Laws......................................................20
      5.2  Authority Relative to and Validity of Agreements.................20
      5.3  Required Filings; Consents.......................................21
      5.4  Capitalization...................................................22
      5.5  SEC Reports and Financial Statements.............................22
      5.6  No Undisclosed Liabilities.......................................23
      5.8  Legal Proceedings, Claims, Investigations, etc...................23
      5.9  Vote Required....................................................23
      5.10  Statements True and Correct.....................................23
      5.11  Accounting, Tax and Regulatory Matters..........................24
      Section 5.12  No Prior Activities.....................................24

                                   ARTICLE VI
                COVENANTS OF THE CALL AMERICA AND GST COMPANIES

      6.1  Covenants of the Call America Companies Regarding
               Conduct of Business Operations Pending the
               Closing......................................................24
      6.2  No Other Negotiations............................................26
      6.3  Conduct of Business of GST.......................................26

                                   ARTICLE VII
                              ADDITIONAL COVENANTS

      7.1  Covenants of the Call America Companies, the
               Sellers and the GST Companies................................27
      7.2  Tax Treatment....................................................28
      7.3  Employee Benefits and Contracts..................................29
      7.4  Guarantee of Performance.........................................29
      7.5  FABRIK Communications, Inc.......................................29
      7.6  Stock Exchange Listing...........................................29
      7.7      Certain Regulatory Approvals.................................30
      7.8      Certain Agreements regarding the Shares......................30

                                  ARTICLE VIII
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                 OF THE CALL AMERICA COMPANIES AND THE SELLERS

      8.1  Representations and Warranties True..............................30

                                                                            Page
                                                                            ----
      8.2  Performance of Covenants.........................................31
      8.3  No Proceedings...................................................31
      8.4  Escrow Agreement.................................................31
      8.5  Employment Agreements............................................31
      8.6  Registration Rights Agreement....................................31
      8.7  Consents and Approvals...........................................31
      8.8  Opinions of Counsel..............................................31
      8.9  Tax Matters......................................................32
      8.10 Material Changes.................................................32
      8.11 Release of Loan Guarantees.......................................33
      8.12 Listing of Shares................................................33

                                   ARTICLE IX
                             CONDITIONS PRECEDENT TO
                        OBLIGATIONS OF THE GST COMPANIES

      9.1  Representation and Warranties True...............................33
      9.2  Performance of Covenants.........................................33
      9.3  No Proceedings...................................................33
      9.4  Consents and Approvals...........................................34
      9.5  Escrow Agreement.................................................34
      9.6  Employment Agreements............................................34
      9.7  Registration Rights Agreement....................................34
      9.8  Non-Competition Agreements.......................................34
      9.9  Resignation of Officers and Directors............................34
      9.10  Opinion of Counsel..............................................34
      9.11  Material Changes................................................35
      9.12  Waivers.........................................................35

                                    ARTICLE X
                                 INDEMNIFICATION

      10.1  Indemnification by the Sellers..................................35
      10.2  Indemnification by the Buyer....................................35
      10.3  Special Indemnification for Tax Matters.........................36
      10.4  Survival........................................................37
      10.5  Limitations.....................................................37
      10.6  Third Party Claims..............................................38
      10.7  Reduction for Insurance.........................................39
      10.8  Termination of Indemnification..................................39

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

      11.1  Termination.....................................................40
      11.2  Effect of Termination...........................................41
      11.3  Amendment.......................................................41
      11.4  Extension; Waiver...............................................41

                                                                            Page
                                                                            ----
                                   ARTICLE XII
                                  MISCELLANEOUS

      12.1  Expenses........................................................41
      12.2  Notices.........................................................41
      12.3  Entire Agreement................................................42
      12.4  Binding Effect, Benefits, Assignments...........................42
      12.5  Applicable Law..................................................42
      12.6  Jurisdiction....................................................43
      12.7  Headings........................................................43
      12.8  Counterparts....................................................43
      12.9  Definitions.....................................................43



EXHIBITS

      A        List of Sellers
      B        Escrow Agreement
      C        Registration Rights Agreement
      D        Employment Agreement
      E        Non-Competition

                                      -iv-

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of September 26, 1996, by and among Call America Business Communications Corporation, a California corporation ("Call America"), Call America Business Communications of Fresno, Inc., a California corporation ("CA Fresno"), Call America Business Communications of Bakersfield, Inc., a California corporation ("CA Bakersfield"), each of the persons listed in Exhibit A hereto (individually, a "Seller" and collectively, the "Sellers"), GST Newco of California, Inc., a Delaware corporation ("Sub"), and GST Telecommunications, Inc., a federally chartered Canadian corporation (the "Buyer" or "GST").

     Call America, CA Fresno and CA Bakersfield are individually a "Call America Company" and collectively the "Call America Companies." The Call America Companies are affiliated entities which are under the common ownership and control of the Sellers.

     Sub and GST are collectively the "GST Companies". Sub is a newly-formed corporation which is a wholly-owned subsidiary of GST. GST is a public company whose shares of Common Stock are traded on the Amex.

                                    PREAMBLE

     GST, GST Net, Inc., Call America and the Sellers are parties to a letter of intent dated July 17, 1996, which sets forth the principal terms and conditions involving a proposed business combination of GST and Call America. The Boards of Directors of the Call America Companies and the GST Companies are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of the Call America Companies by GST pursuant to a merger whereby CA Bakersfield, CA Fresno and Sub will merge with and into Call America. At the effective time of the Merger, the outstanding shares of the capital stock of each of the Call America Companies shall be converted into the right to receive shares of the common stock of GST. As a result, the Sellers shall become shareholders of GST and the Call America Companies shall conduct their business and operations as a wholly-owned subsidiary of GST.

     The transactions described in this Agreement have been approved by the Sellers, who constitute all of the shareholders of the Call America Companies, and by GST, the sole shareholder of Sub; and are subject to obtaining certain regulatory approvals, and the satisfaction of certain other conditions described in this Agreement.

     It is the intention of the parties to this Agreement that the Merger shall qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     Certain terms used in this Agreement are defined in Section 12.9 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                                    ARTICLE I
                      TRANSACTIONS AND TERMS OF THE MERGER

     Section 1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), CA Fresno, CA Bakersfield and Sub shall be merged with and into Call America, in accordance with the provisions of Section 1108 of the CGCL and Section 252 of the DGCL and with the effect provided in Section 1107 of the CGCL and Sections 259 and 261 of the DGCL (each a "Merger" and collectively, the "Merger"). Call America shall be the Surviving Corporation of the Merger, and it shall be a wholly-owned subsidiary of GST and shall be governed by the Laws of the State of California. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of each of the Call America Companies, each of the GST Companies and the Sellers.

     Section 1.2 Time and Place of Closing; Escrow.

     (a) The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time (as defined below) occurs, or at such other time as the parties, acting through their authorized officers, may mutually agree.

     (b) The Closing shall be held at the office of GST's counsel, Olshan Grundman Frome and Rosenzweig LLP, 505 Park Avenue, New York, New York.

     Section 1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Agreement of Merger reflecting the Merger, together with officers' certificates attached thereto and such additional documents as may be required by Section 1103 of the CGCL, are filed with the Secretary of State of the State of

California, and the documents required by Section 252 of the DGCL are filed with the Secretary of State of the State of Delaware (the "Effective Time"). Subject to the terms and satisfaction of all conditions hereof, unless otherwise mutually agreed upon in writing by authorized officers of each party, the Effective Time shall occur, and the Merger Documents shall be filed, on the second business day following the later of (i) the date that all of the conditions to Closing specified in Articles VIII and IX hereof have been satisfied or waived and (ii) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger and which is listed on Schedule 3.5.

     Section 1.4 Charter. The Articles of Incorporation of Call America in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until otherwise amended or repealed.

     Section 1.5 Bylaws. The Bylaws of Call America in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

     Section 1.6 Directors and Officers. The directors and officers of Call America in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the respective directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

     Section 1.7 Conversion of Shares. Subject to the provisions of this Section
1.7 through Section 1.9, at the Effective Time, by virtue of the Merger and without any action on the part of the Call America Companies, the GST Companies or the shareholders of any of the foregoing, the shares of the constituent corporations to the Merger shall be converted as follows:

          (a) Each share of GST Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, and shall be converted into an aggregate of 100 shares of fully paid and non assessable common stock of the Surviving Corporation from and after the Effective Time.

          (c) All of the shares of Common Stock of the Call America Companies issued and outstanding at the Effective Time (the "Call American Common Stock") shall cease to be outstanding and shall be converted into an aggregate of 1,307,692 shares of fully paid and nonassessable GST Common Stock (the "Consideration") plus the Post-Closing Consideration (as defined in Section 1.10), if any. The Consideration and the Post-Closing Consideration shall be allocated among the Call America Companies and each of the Sellers in accordance with the percentage set forth opposite each Seller's name in Exhibit A hereto. A portion of the Consideration to be delivered to the Escrow Agent for distribution to the Sellers under Section
     2.1 hereof, consisting of 130,000 shares (the "Escrow Shares") of GST Common Stock (such portion to be allocated among all the Sellers in accordance with the percentages set forth opposite each Seller's name in Exhibit A hereto), shall be deposited with the Escrow Agent, to be held as collateral for the indemnification obligations of the Sellers contained in
     Article X hereof, and applied pursuant to the terms and provisions of the Escrow Agreement in respect of the Sellers' obligations pursuant to Section
     10.1 hereof.

     Section 1.8 Anti-Dilution Provisions. In the event GST changes the number of shares of GST Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Consideration and Post-Closing Consideration shall be adjusted to reflect the same ownership percentage in GST as such Consideration and Post-Closing Consideration would have represented immediately prior to such stock split, stock dividend or similar recapitalization.

     Section 1.9 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Call America Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of GST Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of GST Common Stock multiplied by the market value of one share of GST Common Stock at the Effective Time. The market value of one share of GST Common Stock at the Effective Time shall be the last sale price of GST Common Stock on the Amex (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

     Section 1.10 Post-Closing Consideration. (a) If the average closing sales price of GST Common Stock for the Measurement Period (as hereinafter defined) is less than $12.50 per share, then up to 114,489 shares of GST Common Stock shall be distributed to the Sellers as promptly as practicable after the end of the Measurement Period pursuant to Section 1.7(c) as the "Post-Closing Consideration". The precise number of shares of GST Common Stock which shall constitute the Post-Closing Consideration shall be equal to: (i) the difference between (x) $12.50, and (y) the greater of the average closing sales price of GST Common Stock for the Measurement Period and $11.25, (ii) divided by 1.25,
(iii) times 114,489.

     (b) The "Measurement Period" for purposes of Section 1.10 shall mean the 10 consecutive trading day period ending two trading days prior to the date which is 180 days after the Effective Time. The "average closing sales price" for purposes of this Section 1.10 shall mean the average last sale price of GST Common Stock on the Amex (as reported by the Wall Street Journal or, if not reported thereby, by any other authoritative source) for the 10 trading days during the Measurement Period.

     (c) In the event GST changes the number of shares of GST Common Stock issued and outstanding after the Effective Time but prior to the end of the Measurement Period as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the end of the Measurement Period, the Post-Closing Consideration shall be adjusted to reflect the same ownership percentage in GST as such Post-Closing Consideration would have represented immediately prior to such stock split, stock dividend or similar recapitalization.

                                   ARTICLE II
                               EXCHANGE OF SHARES

     Section 2.1 Exchange Procedures. The conversion of shares of Call America Common Stock into GST Common Stock as provided for by this Agreement shall occur automatically at the Effective Time without further action by the holders thereof. Until surrendered, each certificate that prior to the Effective Time represented shares of Call America Common Stock will be deemed to evidence the right to receive the number of shares of GST Common Stock into which such Call America Common Stock has been converted. At the Closing, each holder of a certificate or certificates theretofore representing a share or shares of Call America Common Stock shall be entitled to receive from GST, in exchange for and upon the surrender of all of such holder's Call America Common Stock certificates duly endorsed, the number of shares of GST Common Stock to which the holder of such certificates is entitled pursuant to Section 1.7(c) of this

Agreement (less the number of shares of GST Common Stock being deposited in escrow pursuant to this Agreement), together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 2.2 of this Agreement. Stock certificates for fractions of GST Common Stock shall not be issued in the Merger and such fractional interests shall not entitle the owners thereof to vote, to receive dividends or to exercise any other right of a stockholder with respect to such fractional interest.

     Section 2.2 Rights of Former Shareholders of each of the Call America Companies. At the Effective Time, the stock transfer books of each of the Call America Companies shall be closed as to holders of Common Stock immediately prior to the Effective Time and no transfer of Common Stock by any such holder shall thereafter be made or recognized. Whenever a dividend or other distribution is declared by GST on the GST Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of GST Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of GST Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Common Stock of any of the Call America Companies issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 2.1 of this Agreement. However, upon surrender of such certificate, both the GST Common Stock certificate and any undelivered dividends or other distributions and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF THE
                     CALL AMERICA COMPANIES AND THE SELLERS

     Each of the Call America Companies and each of the Sellers jointly and severally hereby represent and warrant to the Buyer as follows:

     Section 3.1 Corporate Organization; Requisite Authority to Conduct Business; Articles of Incorporation and By-Laws. Each of the Call America Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Call America has provided the Buyer with true and complete copies of the articles of incorporation of each of the Call America Companies (certified by the Secretary of State of the State of California) and By-laws of each of the Call America Companies (certified by the respective Secretary of each of the Call America Companies) as in effect on the date hereof. Prior to the Closing, the minute books of each of the Call America Companies will be delivered to the Buyer, and will contain true and complete records of all meetings and consents in lieu of meeting of each of the Call America Companies' Board of Directors and of each of the Call America Companies' shareholders since the incorporation of each such entity, which accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meeting. Each of the Call America Companies has all corporate power and authority to own, operate and lease its properties and to carry on its business as the same is now being conducted, except where the failure to have such power and authority would not have a Material Adverse Effect on the Call America Companies taken as a whole. Each of the Call America Companies is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Call America Companies taken as a whole. Schedule 3.1 hereto contains a listing of each such foreign jurisdiction with respect to each of the Companies.

     Section 3.2 Capitalization and Shareholdings. The authorized and issued stock of each of the Call America Companies is listed in Schedule 3.2. The Sellers own all of the shares of Common Stock of each of the Call America Companies free and clear of all liens, claims or encumbrances. The Sellers have full right, power, legal capacity and authority to transfer and deliver the shares of Common Stock of each of the Call America Companies pursuant to this Agreement. The capital stock of each of the Call America Companies is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and non-assessable. Except as disclosed in Schedule 3.2, none of the Call America Companies has outstanding, and is not bound by or subject to, any Rights, and no shares of capital stock of any of the Call America Companies are reserved for issuance for any purpose.

     Section 3.3 Subsidiaries, Etc. None of the Call America Companies owns (directly or indirectly) any Rights in any corporation, partnership, limited liability company, joint venture, association or other entity, except as disclosed in Schedule 3.3.

     Section 3.4 Authority Relative to and Validity of Agreements. Each of the Call America Companies has full corporate power and authority to execute and deliver this Agreement and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement by each of the Call America Companies and the performance by each of the Call America Companies of its obligations hereunder has been duly authorized by its respective Board of Directors and shareholders and no further authorization on the part of any of the Call America Companies is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement. Except as disclosed on Schedule 3.4 hereto, there are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of any of the Call America Companies to execute and deliver this Agreement and to consummate the transactions contemplated hereunder, and no Consent by any Regulatory Authority is necessary to make this Agreement a valid instrument binding upon each of the Call America Companies in accordance with its terms, except any Consents that may be required by the Canadian federal law and FCC, state telecommunication and state utility regulations, and Consents and filings under the CGCL and the DGCL or where any such restriction or the failure to obtain such Consents would not have a Material Adverse Effect on the Call America Companies taken as a whole. This Agreement has been duly executed and delivered by each of the Call America Companies and constitutes a legal, valid and binding obligation of each of the Call America Companies, enforceable in accordance with their terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

     Section 3.5 Required Filings and Consents; No Conflict. Except as disclosed on Schedule 3.5, none of the Call America Companies is required to submit any notice, report or other filing with any Regulatory Authority in connection with the execution, delivery or performance of this Agreement, except any filings that may be required under the CGL, the DGCL and Canadian Federal law and FCC, state utility and telecommunication regulations, or where failure to so file would not have a Material Adverse Effect on the Call America Companies taken as a whole. The execution, delivery and performance of this Agreement by each of the Call America Companies and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any law, regulation, judgment, order or decree binding upon any of the Call America Companies, (b) conflict with or violate any provision of its respective charter or Bylaws, or
(c) except as disclosed in Schedule 3.5 hereto, conflict with or result in a breach of any condition or provision of, or constitute a Default under, or result in the creation or imposition of any Lien upon any properties or assets of any of the Call America Companies pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any Contract to which any of the Call America Companies is a party or which is binding upon any of the Call America Companies or by which any of its properties are bound, except where such conflict, violation, breach or default would not have a Material Adverse Effect on the Call America Companies taken as a whole. The execution, delivery and performance of this Agreement by each of the Call America Companies and the consummation of the transactions contemplated hereby will not result in the loss of any Permit possessed by any of the Call America Companies or give a right of termination to any party to any agreement or other instrument to which any of the Call America Companies is a party or by which any of its properties are bound except where such loss or right would not have a Material Adverse Effect on the Call America Companies taken as a whole.

     Section 3.6 Financial Statements and Net Revenues. (a) Call America has heretofore delivered to Buyer (i) a balance sheet of each of the Call America Companies at December 31, 1995 and December 31, 1994, and related statements of income and retained earnings and changes in cash flows for the years then ended, all of which have been certified by Glenn, Burdette, Phillips & Bryson, Call America's independent auditors, and (ii) a balance sheet of each of the Call America Companies at June 30, 1996 and related statement of income and retained earnings and changes in cash flows for the quarter and six months then ended, as certified by the Controller of Call America (collectively, together with the notes thereto, the "Call America Financial Statements"). The Call America Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Call America Companies, taken as a whole, as of the respective dates thereof and the results of operations of the Call America Companies, taken as whole, for the periods indicated, except as disclosed on Schedule 3.6 and except that the unaudited interim financial statements are subject to normal and recurring year end adjustments which are not expected to be material in amount.

     Section 3.7 No Undisclosed Liabilities. None of the Call America Companies has any Liability except:

          (a) as disclosed on Schedule 3.7;

          (b) those set forth or reflected in the financial statements delivered to Buyer in accordance with Section 3.6 and that have not been paid or discharged since the date thereof;

          (c) those arising under agreements or other commitments expressly identified in any Schedule hereto; and

          (d) liabilities arising in the ordinary and usual course of business.

     Section 3.8 Absence of Certain Changes and Events. Except as disclosed or reflected in the Call America Financial Statements or on Schedule 3.8, since June 30, 1996, through the date hereof there has not been, with respect to any of the Call America Companies, (i) any Material Adverse Effect; (ii) any material strike, picketing, work slowdown or labor disturbance; (iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets or properties; (iv) any redemption or other acquisition of Common Stock of any of the Call America Companies or any declaration or payment of any dividend or other distribution in cash, stock or property with respect thereto; (v) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement; (vi) any transfer of, or rights granted under, any material leases, licenses, agreements, patents, trademarks, trade names, or copyrights other than those transferred or granted in the ordinary course of business and consistent with past practice; (vii) any Lien on any material assets or properties except in the ordinary course of business; any payment of any Liabilities other than Liabilities currently due; any cancellation of any debts or claims or forgiveness of amounts owed to any of the Call America Companies; or (viii) any change in accounting principles or methods (except insofar as may have been required by a change in U.S. GAAP). Except as disclosed or reflected in the Call America Financial Statements or on Schedule 3.8, since June 30, 1996, through the date hereof each of the Call America Companies has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any material change in the conduct of its respective business or operations. Except as disclosed or reflected in the Call America Financial Statements or on Schedule 3.8, without limiting the generality of the foregoing, since June 30, 1996, through the date hereof none of the Call America Companies has made any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any Employee Benefit Plan (as hereinafter defined) or to any employee, independent contractor or consultant, entered into any new Employee Benefit Plan or any new consulting agreement, granted or established any awards under any such Employee Benefit Plan or agreement, in any such case providing for payments of more than $10,000 or adopted or otherwise amended any of the foregoing.

     Section 3.9 Taxes and Tax Returns. (a) For purposes of this Agreement, (i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, license, payroll and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a unitary, combined or any other basis; and such term shall include any interest and penalties or additions to tax; and (ii) the term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority in connection with Taxes.

     (b) Except as disclosed on Schedule 3.9, each of the Call America Companies has (i) duly filed with the appropriate taxing authorities all Tax Returns required to be filed by or with respect to its respective business, or are properly on extension and all such duly filed Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provisions for on its respective balance sheet (in accordance with U.S. GAAP) all Taxes shown to be due on such Tax Returns. Except as disclosed on Schedule 3.9, there are no liens for Taxes upon the assets of any of the Call America Companies except for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Except as disclosed on Schedule 3.9, none of the Call America Companies has received any notice of audit, is not undergoing any audit of its Tax Returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of its respective business which has not been fully paid or finally settled. Except as disclosed on Schedule 3.9, there have been no waivers of statutes of limitations by any of the Call America Companies with respect to any Tax Returns. None of the Call America Companies has filed a request with the Internal Revenue Service for changes in accounting methods within the last two years which change would effect the accounting for tax purposes, directly or indirectly, of its respective business.

     (c) Except as disclosed on Schedule 3.9, none of the Call America Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (d) Except as disclosed on Schedule 3.9, the provision for Taxes, if any, due or to become due for any of the Call America Companies for the period or periods through and including the date of the respective Call America Financial Statements that has been made and is reflected on such financial statements is sufficient to cover all such Taxes.

     (e) Deferred taxes, if any, of each of the Call America Companies included in the Call America Financial Statements have been computed in accordance with GAAP.

     (f) None of the Call America Companies is a party to any Tax allocation or Tax sharing agreement and none of the Call America Companies has been a member of an affiliated group filing a consolidated federal income Tax Return or has any Liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

     (g) None of the Call America Companies has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

     Section 3.10 Employee Benefit Plans. Schedule 3.10 comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "Employee Benefit Plans") which each of the Call America Companies presently maintains, to which any of the Call America Companies presently contributes or under which any of the Call America Companies has any liability and which relate to employees or independent contractors of any of the Call America Companies. Except as disclosed on
Schedule 3.10, each of the Employee Benefit Plans administered by each of the Call America Companies have been administered in all material respects in accordance with all requirements of applicable law and terms of each such plan. Each Employee Benefit Plan that is required to be qualified under ERISA, or registered or approved by a Regulatory Authority, has been so qualified, registered or approved by the appropriate governmental agency or authority and such qualification, registration or approval has not been revoked. Except as disclosed on Schedule 3.10, all contributions (including premiums) required by law or contract to have been made or accrued by each of the Call America Companies under or with respect to Employee Benefit Plans have been paid or accrued by each of the Call America Companies or will be paid in the ordinary course within 90 days. Except as disclosed on Schedule 3.10, without limiting the foregoing, there are no unfunded liabilities under any Employee Benefit Plan. Except as disclosed on Schedule 3.10, none of the Call America Companies has received notice of any investigations, litigation or other enforcement actions against it with respect to any of the Employee Benefit Plans. To Call America's Knowledge, there are no pending actions, suits or claims by former or present employees of any of the Call America Companies (or their beneficiaries) with respect to Employee Benefit Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

     Section 3.11 Title to Property. Each of the Call America Companies has good title, or valid leasehold or usage rights (in the case of leased property), to all real property and all personal property owned or leased by it or used in the operation of its respective business, free and clear of all encumbrances, excluding (i) encumbrances disclosed or reflected in the Call America Financial Statements, (ii) Liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (iii)

Liens for mechanics, materialmen, laborers, employees, suppliers or other which are not yet delinquent or are being contested in good faith by appropriate proceedings; (iv) Liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies; (v) the rights of third parties in and to such real and personal property pursuant to the terms of any lease agreement or other agreement pursuant to which the Companies are entitled to lease or utilize such property;
(vi) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (vii) Liens or defects in title or leasehold rights that either individually or in the aggregate do not and will not have a Material Adverse Effect on the Call America Companies taken as a whole. All of such owned or leased property with a value in excess of $20,000 is listed on Schedule 3.11 hereto.

     Section 3.12 Trademarks, Patents and Copyrights. (a) Except as disclosed on
Schedule 3.12 hereto, Call America owns or has the right to use all Intellectual Property used in the conduct of the businesses of the Call America Companies as being conducted as of the date hereof, except where the failure to own or possess such right would not have a Material Adverse Effect on the Call America Companies taken as a whole. Schedule 3.12 hereto lists each patent, patent right, patent application, tradename registration, trademark registration, copyright registration, copyright application, source and object code owned by each of the Call America Companies;

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any rights to Intellectual Property of any of the Call America Companies, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property of any of the Call America Companies that is material to the Call America Companies taken as a whole or materially impair the right of any of the Call America Companies to use any Intellectual Property currently being used by the Call America Companies in their business or any portion thereof;

     (c) Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by any of the Call America Companies or currently under development by any of the Call America Companies violates any license or agreement between any of the Call America Companies and any third party relating to such product or infringes any intellectual property right of any other party, except where such violation or infringement would have a Material Adverse Effect on the Call American Companies taken as a whole, and there is no pending or, to the Knowledge of Call America, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property, nor has any of the Call America Companies received any notice asserting that any Intellectual Property or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except to the extent such claim, litigation or conflict would not have a Material Adverse Effect on the Call America Companies taken as a whole; and

     (d) Except as disclosed in Schedule 3.12 hereto, to the Knowledge of Call America, no current or prior officers, employees or consultants of any of the Call America Companies claim an ownership interest in any Intellectual Property as a result of having been involved in the development of such property while employed by or consulting to any of the Call America Companies or otherwise.

     Section 3.13 Legal Proceedings, Claims, Investigations, etc. Except as disclosed on Schedule 3.13, there is no litigation pending, or to the Knowledge of Call America, threatened, against any of the Call America Companies, or to Knowledge of Call America, any director, officer or employee thereof relating to their respective business that would have a Material Adverse Effect on the Call America Companies taken as a whole. Except as disclosed on Schedule 3.13, none of the Call America Companies has been informed of any violation of or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to the business of each of the Call America Companies. None of the Companies is currently subject to any Order that would have a Material Adverse Effect on the Call America Companies taken as a whole.

     Section 3.14 Insurance. Schedule 3.14 hereto sets forth a list and brief description of all existing insurance policies maintained by each of the Call America Companies pertaining to its business properties, personnel or assets. To the Knowledge of Call America, none of the Call America Companies is in Default with respect to any provision contained in any insurance policy that would have a Material Adverse Effect on the Call America Companies taken as a whole, and has failed to give any notice or present any claim under any insurance policy in due and timely fashion that would have a Material Adverse Effect on the Call America Companies taken as a whole. Prior to the Closing, all such policies shall have been delivered to the Buyer and shall continue to be in full force and effect. All payments with respect to such policies are current and none of the Call America Companies has received any notice threatening a suspension, revocation, modification or cancellation of any such policy which if implemented, would have a Material Adverse Effect on the Call America Companies taken as a whole.

     Section 3.15 Material Contracts. (a) Except as set forth in Schedule 3.15 hereto, none of the Call America Companies is a party to and is bound by any Contract which has a term in excess of one year and will result in payments in excess of $15,000 over any 12 month period other than (i) Contracts entered into in the ordinary course of business with vendors and customers and (ii) Contracts cancelable upon not more than 30 days' notice. Each of the Contracts set forth in Schedule 3.15 hereto to which any of the Call America Companies is a party, is valid and existing, in full force and effect and there is no Default or claim of Default against any of the Call America Companies or any notice of termination with respect thereto, except where such invalidity or default would not have a Material Adverse Effect on the Call America Companies taken as a whole. Copies of all the written documents and a synopsis of all oral contracts and commitments described in Schedule 3.15 hereto have heretofore been made available to the Buyer and are true and complete and include all amendments and supplements thereto and modifications thereof to and including the date hereof.

     (b) Except as set forth in Schedule 3.15 hereto, none of the Call America Companies is a party to any (i) Contract with any consultant, executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement, or (ii) benefit plan, including any stock option plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement.

     Section 3.16 Certain Transactions. Except as disclosed on Schedule 3.16, none of the Call America Companies, nor any officer, director or, to the Knowledge of Call America, any employee of any of the Call America Companies, nor any member of any such person's immediate family is presently a party to any material transaction with any of the Call America Companies relating to its respective business including without limitation, any Contract or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of any of the Call America Companies), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

     Section 3.17 Broker. Except for the engagement by GST of the Clark Company, whose fees are to be paid solely by GST, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of any of the Call America Companies or the Sellers.

     Section 3.18 Environmental Matters. (a) None of the Call America Companies is the subject of, or being threatened to be the subject of (i) any enforcement proceeding, or (ii) to Call America's Knowledge any investigation, brought in either case under any Environmental Law, at any time in effect or (iii) to Call America's Knowledge any third party claim for liability relating to environmental conditions on properties of any of the Call America Companies. None of the Call America Companies has been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. None of the Call America Companies has been notified of any conditions on its respective properties which will give rise to any Liabilities, under any Environmental Law, or as the result of any claim of any third party with respect to any Environmental Law. For the purposes of this Section 3.18, an investigation shall include, but is not limited to, any written notice received by any of the Call America Companies which relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

     (b) Except as disclosed on Schedule 3.18, there are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants which any of the Call America Companies (or, to the Knowledge of Call America, any previous occupant of any of the Call America Companies' facilities) has used, stored or otherwise held in or on any of the facilities of any of the Call America Companies which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata in any such case that would have a Material Adverse Effect on the Call America Companies taken as a whole. None of the Call America Companies has disposed of or arranged (by Contract or otherwise) for the disposal of any material or substance that was generated or used by any of the Call America Companies at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any Regulatory Authority for the purpose of identifying sites which pose a danger to health and safety. Except as disclosed on Schedule 3.18, there have been no environmental studies, reports and analyses made or prepared in the last five years relating to the facilities of any of the Call America Companies. None of the Call America Companies has installed any underground storage tanks in any of its facilities and, to the Knowledge of Call America, none of such facilities contain any underground storage tanks.

     Section 3.19 Illegal Payments. None of the Call America Companies has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to their respective businesses or operations, which any of the Call America Companies knows or has reason to believe to have been illegal under any Laws or the laws of any other country having jurisdiction. None of the Call America Companies has participated, directly or indirectly, in any boycotts affecting any of its actual or potential customers.

     Section 3.20 Statements True and Correct. Except as disclosed on Schedule 3.20, no statement, certificate, instrument, or other writing furnished or to be furnished by any of the Call America Companies, any Seller or any Affiliate thereof to any of the GST Companies pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any of the Call America Companies or any Affiliate thereof for inclusion  in any  documents  to be  filed  by a  Call  America  Company  or any
Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any of the Call America Companies or Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     Section 3.21 Accounting, Tax and Regulatory Matters. None of the Call America Companies, or, to the Knowledge of Call America, any Affiliate thereof has taken any action that is reasonably likely to (i) prevent any of the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities or result in the imposition of a condition or restriction which could materially adversely impact the economic or business benefits of the transaction contemplated by this Agreement.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Each Seller hereby severally represents and warrants to the Buyer as follows:

     Section 4.1 Capitalization. Except for restrictions contained in the Shareholders' Agreement (the "Shareholders' Agreement") dated May 28, 1996 by and among Jerry Linthicum ("Linthicum"), Jeffrey Buckingham and F. Scott Hindes, such Seller owns the shares of Common Stock of each of the Call America Companies set forth opposite his name in Exhibit A, free and clear of all Liens.

Such Seller has full right, power, legal capacity and authority to transfer and deliver such shares pursuant to this Agreement.

     Section 4.2 Authority Relative to and Validity of Agreements. Such Seller has full power and authority to execute and deliver this Agreement, the Escrow Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), the Employment Agreement in the form attached hereto as Exhibit D (the "Employment Agreement") to which such Seller is a party and the Non-Competition Agreement to which such Seller is a party in the form attached hereto as Exhibit E (the "Non-Competition Agreements"), and to assume and perform all of his obligations hereunder and thereunder. There are no contractual, statutory or other restrictions of any kind upon the power and authority of such Seller to execute and deliver this Agreement, the Escrow Agreement, the Registration Rights Agreement, the
Employment Agreement to which such Seller is a party and the Non-Competition Agreement to which such Seller is a party and to consummate the transactions contemplated hereunder and thereunder and except Consents that may be required by Canadian federal law, FCC and state telecommunications and state utility regulations and filings that may be required by the CGCL and the DCGL, no action, waiver or consent by any Regulatory Authority is necessary to make this Agreement, the Escrow Agreement, the Registration Rights Agreement, the
Employment Agreement to which such Seller is a party and the Non-Competition Agreements to which such Seller is a party, a valid instrument binding upon such Seller in accordance with its terms, except where such failure to obtain such Consent or where such restriction would not have a Material Adverse Effect on the Call America Companies taken as a whole. This Agreement has been duly executed and delivered by such Seller and constitutes, and the Escrow Agreement, the Registration Rights Agreement, the Employment Agreement to which such Seller is a party and the Non-Competition Agreement to which such Seller is a party, when executed and delivered by such Seller in accordance with their terms will constitute, legal, valid and binding obligations of such Seller, enforceable in accordance with their terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

     Section 4.3 Required Filings and Consents; No Conflict. Except as disclosed on Schedule 4.3, such Seller is not required to submit any notice, report or other filing with any Regulatory Authority in connection with the execution, delivery or performance of this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Employment Agreement to which such Seller is a party and the Non-Competition Agreements to which such Seller is a party, except under the CGCL, the DGCL, FCC, Canadian federal law and state telecommunication and state utility regulations where the failure to so submit would not have a Material Adverse Effect on the Call America Companies taken as a whole. The execution, delivery and performance of this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Employment Agreement to which such Seller is a party and the Non-Competition Agreement to which such Seller is a party by such Seller and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any Law, or
(b) except as disclosed on Schedule 4.3, conflict with or result in a material breach of any condition or provision of, or constitute a material Default under, or result in the creation or imposition of any Lien upon any properties or assets of such Seller pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any Contract to which such Seller is a party or which is binding upon such Seller or by which any of his properties are bound, except where such conflict, violation, breach or default would not have a Material Adverse Effect on the Call America Companies taken as a whole. The execution, delivery and performance of this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Employment Agreement to which such Seller is a party and the Non-Competition Agreement to which such Seller is a party by such Seller and the consummation of the transactions contemplated hereby and thereby will not result in the loss of any Permit possessed by such Seller or give a right of termination to any party to any agreement or other instrument to which such Seller is a party or by which any of his properties are bound, except where such loss or right would not have a Material Adverse Effect on the Call America Companies taken as a whole.

     Section 4.4 Broker. Except for the engagement of the Clark Company by GST, whose fees are to be paid solely by GST, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of such Seller.

     Section 4.5 Investment. Such Seller is acquiring the consideration solely for his own account as an investment and not with a view to any distribution or resale thereof within the meanings of such terms under the Securities Act of 1933, as amended (the "Securities Act"). Such Seller is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act. Such Seller has been advised by the Buyer that the Consideration to be acquired by such Seller has not been registered under the Securities Act, or applicable state securities laws, that such Consideration will be acquired by such Seller pursuant to exemptions from the registration requirements of these laws and that the reliance by the Buyer on these exemptions is predicated in part on such Seller's representations contained in this Agreement. Such Seller has been advised by Buyer that the certificate or certificates representing Consideration to be acquired by such Seller under this Agreement shall contain a legend stating that the shares represented thereby have not been registered under the Securities Act and referring to applicable restrictions on transferability.

     Section 4.6. Certain Sellers. Carolyn C. Hindes and Theodore B. Hindes are not employees of any of the Call America Companies.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents and warrants to each of the Call America Companies and the Sellers as follows:

     Section 5.1 Corporate Organization; Requisite Authority to Conduct Business; Articles of Incorporation and By-Laws. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; GST is a corporation duly organized, validly existing and in good standing under the federal laws of Canada. The Buyer has provided the Sellers with true and complete copies of the certificate of incorporation (certified by the Secretary of State of the State of Delaware in the case of Sub and the Director appointed under the Canada Business Corporation Act in the case of GST) and By-laws of each of the GST Companies (certified by the respective Secretary of each of the GST Companies) as in effect on the date hereof. Each of the GST Companies has all corporate power and authority to own, operate and lease its properties and to carry on its business as the same is now being conducted, except where the failure to have such power and authority would not have a Material Adverse Effect on any of the GST Companies. Each of the GST Companies is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the GST Companies.

     Section 5.2 Authority Relative to and Validity of Agreements. Each of the GST Companies has full corporate power and authority to execute and deliver this Agreement, the Escrow Agreement and the Registration Rights Agreement, as the case may be, to assume and perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of this Agreement, the Escrow Agreement and the Registration Rights Agreement and the performance by each of the GST Companies of its obligations hereunder and thereunder has been duly authorized and approved by its respective Board of Directors, as the case may be, and no further action on the part of any of the GST Companies is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement, the Escrow Agreement and the Registration Rights Agreement. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of any of the GST Companies to execute and deliver this Agreement, the Escrow Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereunder and thereunder and no Consent by any Regulatory Authority is necessary to make this Agreement, the Escrow Agreement and the Registration Rights Agreement a valid instrument binding upon each of the GST Companies in accordance with its terms, except any Consents that may be required by FCC and state telecommunications and state utilities regulations and Consents and filings that may be required by Canadian federal law, the CGCL or the DGCL, or where any such restrictions or the failure to obtain such Consents would not have a Material Adverse Effect on the GST Companies. This Agreement has been duly executed and delivered by each of the GST Companies and constitutes, and the Escrow Agreement and the Registration Rights Agreement will, when executed and delivered by each of the Call America Companies and the Sellers in accordance with their terms will constitute, legal, valid and binding obligations of each of the GST Companies, enforceable against them in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

     Section 5.3 Required Filings; Consents. Except for an Amex listing application with respect to the Consideration, none of the GST Companies is required to submit any notice, report or other filing with any Regulatory
Authority in connection with the execution, delivery or performance of this Agreement, the Escrow Agreement and the Registration Rights Agreement, except any filings that may be required under the CGCL, the DGCL, Canadian federal law, the FCC and state telecommunications and state utilities regulations or where failure to so file would not have a Material Adverse Effect on the GST Companies taken as a whole. The execution, delivery and performance or this Agreement, the Escrow Agreement and the Registration Rights Agreement by each of the GST Companies party thereto and the consummation of the transactions contemplated hereby and thereby does not and will not (a) conflict with or violate any law, regulation, judgment, order or decree binding upon any of the GST Companies, (b) conflict with or violate any provision of its respective charter or Bylaws, or
(c) conflict with or result in a breach of any condition or provision of, or constitute a Default under, or result in the creation or imposition of any Lien upon any properties or assets of any of the GST Companies pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any Contract to which any of the GST Companies is a party or which is binding upon any of the GST Companies or by which any of its properties are bound, except where such conflict, violation, breach on default would not have a Material Adverse Effect on the GST Companies. The execution, delivery and performance of this Agreement by each of the GST Companies party thereto and the consummation of the transactions contemplated hereby will not result in the loss of any Permit possessed by any of the GST Companies or give a right of termination to any party to any agreement or other instrument to which any of the GST Companies is a party or by which any of its properties are bound except where such loss or right would not have a Material Adverse Effect on the GST Companies taken as a whole.

     Section 5.4 Capitalization. (a) The authorized capital stock of GST consists of (i) an unlimited number of GST Common Shares, 21,170,923 of which are issued and outstanding as of June 30, 1996, and (ii) 10,000,000 Preference Shares, none of which are issued and outstanding. The capital stock of GST is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights. The Consideration is duly authorized and when issued in accordance with the terms and conditions of this Agreement shall be validly issued, fully paid and nonassessable. The Consideration is not subject to any preemptive rights or other similar restrictions. Except as set forth in the SEC Reports (as hereinafter defined), as of May 31, 1996 none of the GST Companies had outstanding, or was bound by or subject to, any Rights, and no shares of capital stock of any of the GST Companies were reserved for issuance for any purpose.

     (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, 100 of which are issued and outstanding as of the date hereof. All of such issued shares are owned beneficially and of record by GST.

     Section 5.5 SEC Reports and Financial Statements. GST has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to the Sellers true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1995 under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the consolidated financial statements included in the SEC

Reports have been prepared from, and are in accordance with the books and records of GST, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of GST and its consolidated subsidiaries as of the date thereof and their consolidated results of operations and cash flows (and changes in financial position, if any) for the periods presented therein.

     Section 5.6 No Undisclosed Liabilities. Except as described in the SEC Reports, GST has no Liabilities, except as incurred in the ordinary course of business, that would have a Material Adverse Effect on GST.

     Section 5.7 Broker. Except for the engagement by GST of the Clark Company, whose fees are to be paid solely by GST, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based upon the arrangements made by or on behalf of any of the GST Companies.

     Section 5.8 Legal Proceedings, Claims, Investigations, etc. There is no litigation pending, or to the Knowledge of GST, threatened, against any of the GST Companies, or to Knowledge of GST, any director, officer or employee thereof relating to their respective business that would have a Material Adverse Effect on the GST Companies. None of the GST Companies has been informed of any violation of or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to the business of each of the GST Companies. None of the GST Companies is currently subject to any Order that would have a Material Adverse Effect on the GST Companies.

     Section 5.9 Vote Required. The vote of the holders of GST's capital stock is not required to approve the issuance of the GST Common Stock in the Merger; nor is it required to approve the Merger.

     Section 5.10 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by any of the GST Companies to any of the Call America Companies or the Sellers pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any of the GST Companies for inclusion in any documents to be filed by a GST Company with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any of the GST Companies is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     Section 5.11 Accounting, Tax and Regulatory Matters. None of the GST Companies, or, to the Knowledge of GST, any Affiliate thereof has taken any action that is reasonably likely to (i) prevent any of the Mergers from qualifying a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities or result in the imposition of a condition or restriction which could materially adversely impact the economic or business benefits of the transaction contemplated by this Agreement.

     Section 5.12 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                                   ARTICLE VI
                COVENANTS OF THE CALL AMERICA AND GST COMPANIES

     Section 6.1 Covenants of the Call America Companies Regarding Conduct of Business Operations Pending the Closing. Except as disclosed on Schedule 6.1, each of the Call America Companies covenants and agrees that between the date of this Agreement and the Closing Date, each of the Call America Companies will carry on its business in the ordinary course and consistent with past practice, will use its best efforts to (i) preserve its respective business organization intact, (ii) retain the services of its respective present employees, and (iii) preserve the good will of its respective suppliers and customers, and will not, except in the ordinary course of business, purchase, sell, lease or dispose of any property or assets or incur any liability or enter into any other extraordinary transaction. Except as disclosed on Schedule 6.1, by way of amplification and not limitation, none of the Call America Companies shall, between the date of this Agreement and the Closing Date, directly or indirectly, do any of the following without the prior written consent of the Buyer:

     (a) (i) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its capital stock, or any other ownership interest; (ii) amend or propose to amend its Articles of Incorporation; (iii) split, combine or reclassify any of its outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect thereto; or (iv) redeem, purchase or otherwise acquire any shares of its capital stock;

     (b) (i) make any acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of its assets; (iii) other than under any existing credit facility, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm, or corporation, or enter into any contract or agreement to do so, except in the ordinary course of business and consistent with past practice; (iv) authorize any single capital expenditure or series of related capital expenditures each of which is in excess of $50,000; or (v) release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

     (c) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to the grant of any severance or termination pay (otherwise than pursuant to its policies in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

     (d) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any Employee Benefit Plan to any employee, independent contractor or consultant, enter into any new Employee Benefit Plan or any new consulting agreement, grant or establish any awards under such Employee Benefit Plan or agreement, in any such case providing for payments or awards having a fair market value of more than, $10,000, or adopt or otherwise amend any of the foregoing;

     (e) change any accounting policies or procedures (including without limitation its procedures with respect to the payment of accounts payable), other than such changes deemed necessary to comply with U.S. GAAP or required as a result of a change in law;

     (f) enter into or terminate any material contract or agreement or make any material change in any of its material contracts or agreements, other than (i) Contracts entered into, and amendments thereof, in the ordinary course of business, (ii) relating to indebtedness incurred in clause (b)(iii) above or
(iii) agreements, if any, relating to the transactions contemplated hereby;

     (g) enter into any contract or commitment for network capacity services, switching equipment or services in excess of $50,000; or

     (h) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the date when made or, except for the representations and warranties contained in Section 3.8 hereof, as of a future date.

     Section 6.2 No Other Negotiations. Each of the Call America Companies and the Sellers agrees that until the termination of this Agreement pursuant to the provisions of Article XI hereof (the "Termination Date"), neither the Call America Companies nor the Sellers will, nor will it permit any of its affiliates (including any officers, directors, employees, financial advisors, brokers, stockholders or any other person acting on their behalf) to, (i) enter into any agreement with a third party with respect to the acquisition, directly or indirectly, of shares or other securities of any of the Call America Companies or a material part of their respective assets, (ii) enter into discussions or negotiations with a third party regarding such an agreement, or (iii) provide a third party with general access to their books, records or employees for the purpose of enabling such third party to conduct a due diligence investigation of the legal, financial or business condition of them.

     Section 6.3 Conduct of Business of GST. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, GST will, and will cause each of its subsidiaries to, conduct their operations with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Closing Date. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Closing Date, neither GST nor any of its subsidiaries will, without the prior written consent of Call America:

          (a) knowingly take any action that would result in a failure to maintain the trading of the GST Common Stock on the Amex;

          (b) adopt or propose to adopt any amendment to its charter documents, which would have an adverse impact on the consummation of the transactions contemplated by this Agreement or the value of the Consideration;

          (c) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.3(a) through 6.3(b) hereof or any action which would make any of the representations or warranties of GST contained in this Agreement untrue or incorrect.

                                   ARTICLE VII
                              ADDITIONAL COVENANTS

     Section 7.1 Covenants of the Call America Companies, the Sellers and the GST Companies. Each of the Call America Companies, the Sellers and the GST Companies covenants and agrees:

     (a) Reasonable Efforts. To proceed diligently and use its reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement, including the execution and delivery of the Escrow Agreement, the Registration Rights Agreement, the Non-Competition Agreements and the Employment Agreement and satisfaction of all conditions to the Merger; provided, however, that no party shall be required to pay money to any third party for the purpose of obtaining any Consent to the transaction.

     (b) Compliance. Subject to Section 7.7 hereof, to comply in all material respects with all applicable rules and regulations of any Regulatory Authority in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby; to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement; provided, however, that no party shall be required to pay money to any third party for the purpose of obtaining any Consent to the transaction.

     (c) Notice. To give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event whose occurrence or failure to occur, would be likely to cause any representation or warranty contained in this Agreement to be untrue or incorrect in any material respect as of the date hereof or as of the Closing Date, and (ii) any material failure on its part, or on the part of any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any such notice shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     (d) Access. To cause its affiliates, officers, directors, employees, auditors and agents to afford the officers, employees and agents of the other party hereto complete access at all reasonable times and upon reasonable notice to its properties, offices and other facilities and to all books and records, and shall furnish such other party with all financial, operating and other data and information as the other party through its officers, employees or agents, may reasonably request, provided that the party providing such access and furnishing such data and information to the other party incurs no cost in doing so.

     (e) Confidentiality. All access and information obtained or furnished in connection with the transactions contemplated by this Agreement shall be subject to the terms and conditions of those certain Confidentiality Agreements (the "Confidentiality Agreements") dated July 17, 1996, by and between GST and Call America.

     (f) Announcements. That all announcements, reports, statements and press releases to the public, the trade or the press or any other third party concerning the transactions contemplated by this Agreement (including any disclosure by GST of the transaction or any information or financial data relating to the Call America Companies in any filing with the Securities and Exchange Commission) shall be mutually agreed to by Call America and the Buyer before the issuance or the making thereof and, subject to the advice of counsel, no party shall issue any such announcement, report, statement or press releases or make any such public statement prior to such mutual agreement, except as may be required by law. Copies of any such announcement, report, statements or press release, including any announcement or disclosure required by law or by any Governmental Authority, shall be delivered to each of the parties hereto prior to release.

     Section 7.2 Tax Treatment. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause any of the Mergers not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. On or before the Closing Date, GST and Sub shall execute and deliver to Call America a tax certificate in a form mutually agreed upon by the parties hereto (the "GST Tax Certificate"), which GST and Sub acknowledge is a condition to the ability of Call America's counsel to render the tax opinion contemplated by Section 8.9.

     Section 7.3 Employee Benefits and Contracts. Following the Effective Time, GST shall provide all employees of the Call America Companies (including officers of the Call America Companies who become employees of the Surviving Corporation) employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of GST Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by GST to its similarly situated employees. For purposes of participation, vesting and (except in the case of GST retirement plans) benefit accrual under GST's employee benefit plans, the service of the employees of the GST Companies prior to the Effective Time shall be treated as service with GST. GST also shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Schedule 3.15 between any of the Call America Companies and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Employee Benefit Plans.

     Section 7.4 Guarantee of Performance. GST hereby guarantees the performance by Sub of its obligations under this Agreement.

     Section 7.5 FABRIK Communications, Inc. Following the Effective Time, the Surviving Corporation shall, and GST and Jeffrey Buckingham (for as long as he is employed by the Surviving Corporation) agree to use their best efforts to cause the Surviving Corporation to, (i) comply with the terms and conditions of that certain Services Agreement between FABRIK and Call America dated October 21, 1994, (ii) not take any act, or omit to take any action, which would result in a Default thereunder or which would give rise to or constitute a Termination Event (as such term is defined in the Stock Purchase Agreement between FABRIK and Call America (the "FABRIK Agreement")) or otherwise cause the Purchase Option (as defined in the FABRIK Agreement) to become exercisable, (iii) not sell, assign, or transfer the shares of common stock of FABRIK (the "FABRIK Shares") owned by the Surviving Corporation, or grant any rights to acquire such shares to any person and (iv) not take any act, or omit to take any action, which would create any lien, charge or encumbrance on the FABRIK Shares.

     Section 7.6 Stock Exchange Listing. GST shall use all reasonable efforts to cause the shares of GST Common Stock to be issued in the Merger to be approved for listing on the Amex, subject to official notice of issuance, prior to the Closing Date.

     Section 7.7 Certain Regulatory Approvals. GST and GST Sub covenant and agree to proceed diligently and use their reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals with respect of the FCC and state telecommunications and utilities regulations in order to consummate and make effective the transactions contemplated by this Agreement.

     Section 7.8 Certain Agreements regarding the Shares (a) Each of the Sellers shall waive any all pre-emptive rights to purchase the Shares of the other Sellers under all agreements and arrangements, including, without limitation, the Buy/Sell Agreement by and among certain of the Sellers and Call America dated April 18, 1989 and the Shareholders' Agreement, and the Sellers who are parties to the Shareholders' Agreement shall cause the Shareholders' Agreement to be terminated and null and void before the Closing Date.

     (b) The Sellers and the Call America Companies shall obtain from Mark Scully, without any cost to the Call America Companies, the waiver of any and all rights, including, without limitation pursuant to the acceleration paragraphs of the Promissory Notes dated May 1, 1995 from Private Exchange Network, CA Fresno and CA Bakersfield to Mark Scully, to (i) acquire shares of GST Common Stock in connection with the transactions contemplated by this Agreement or (ii) participate in the transactions contemplated by this Agreement, except for the payment in cash of the unpaid principal and accrued and unpaid interest on such Notes to the extent that such amounts become due thereunder.

     Section 7.9 Certain Insurance Policies. Call America will use its best efforts to transfer on or before the Closing Date, at no cost to Call America, the life insurance policies for the benefit of the Sellers set forth on Schedule 3.14(1), provided however, that each Seller to whom such a policy is transferred shall be responsible for the payment of premiums and all other costs and expenses relating to such insurance policy after the Closing Date.

                                  ARTICLE VIII
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                 OF THE CALL AMERICA COMPANIES AND THE SELLERS

     The obligations of the Call America Companies and Sellers under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

     Section 8.1 Representations and Warranties True. The representations and warranties of each of the GST Companies contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, with the same force and effect as if made on and as of the Closing Date, and Call America shall have received a certificate to that effect and as to the matters set forth in Section 8.2 hereof, dated the Closing Date, from the President or Chief Executive Officer of GST.

     Section 8.2 Performance of Covenants. Each of the GST Companies shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

     Section 8.3 No Proceedings. No statute, rule or regulation shall have been enacted and no preliminary or permanent injunction or other order (including a temporary restraining order) of any state, federal or local court or other governmental agency or of any foreign jurisdiction shall have been issued or entered and remain in effect which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Merger or operation of the business of any of the GST Companies.

     Section 8.4 Escrow Agreement. The Escrow Agreement shall have been executed by the parties thereto.

     Section 8.5 Employment Agreements. The Employment Agreement shall have been executed by the parties thereto.

     Section  8.6  Registration   Rights  Agreement.   The  Registration  Rights
Agreement shall have been executed by the parties thereto.

     Section 8.7 Consents and Approvals. All filings and registrations with, and notifications to, all federal, state, local and foreign authorities required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of all federal, state, local and foreign authorities and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement the absence of which would have a Material Adverse Effect on the Call America Companies taken as a whole, shall have been received and shall be in full force and effect.

     Section 8.8 Opinions of Counsel. Call America and the Sellers shall have received the opinion, dated the Closing Date in form reasonably satisfactory to Call America, of (i) O'Neill and Company, Canadian counsel to the Buyer, substantially to the effect that the Consideration has been duly authorized and validly issued and is fully-paid and nonassessable and (ii) Olshan Grundman Frome & Rosenzweig LLP, counsel to the Buyer (which opinion shall be limited to the United States federal law, DGCL and the laws of the State of New York and to the extent that the laws of any other state or jurisdiction or the commercial laws of Delaware are applicable, such counsel is entitled to assume that such laws are the same as the laws of the State of New York) substantially to the effect that: (a) each of the GST Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) each of the GST Companies has the corporate power to enter into this Agreement, the Escrow Agreement, the Employment Agreement and the Registration Rights Agreement, as the case may be, and to consummate the transactions contemplated hereby and thereby; (c) the execution and delivery of this Agreement, the Escrow Agreement, the Employment Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of each of the GST Companies as the case may be;
(d) each of this Agreement, the Escrow Agreement, the Employment Agreement and the Registration Rights Agreement, has been duly executed and delivered by each of the GST Companies, as the case may be, and (assuming that each is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of each of the GST Companies enforceable against each of them in accordance with its terms, subject to customary exceptions; and (e) none of the execution, delivery or performance of this Agreement, the Escrow Agreement, the Employment Agreement and the Registration Rights Agreement by each of the GST Companies, as the case may be, and the consummation by each of the GST Companies of the transactions herein and therein contemplated, conflict with or result in a breach of, or default under, their respective certificates of incorporation or bylaws or, to such counsel's knowledge, any material indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other material agreement or other material instrument to which any of them is a party or by which any of them is bound or to which any of their property is subject.

     Section 8.9 Tax Matters. The Sellers shall have received an opinion or other advice of counsel and/or accountants, in form reasonably satisfactory to the Sellers (the "Tax Opinion"), to the effect that, for U.S. federal income tax purposes, the exchange in the Merger of Common Stock of the Call America
Companies for GST Common Stock will not give rise to gain or loss to the shareholders of any of the Call America Companies with respect to such exchange (except to the extent of any cash received).

     Section 8.10 Material Changes. Since April 1, 1996, there shall not have been any Material Adverse Change in the business, operations, financial condition, assets, liabilities, prospects or regulatory status of GST and its subsidiaries, taken as a whole; provided, however, that the incurrence by GST and its subsidiaries of losses from operations shall not, taken alone, constitute any such Material Adverse Change.

     Section 8.11 Release of Loan Guarantees. As of the Closing Date, GST shall have obtained the release of the Sellers listed on Schedule 8.11 hereto as guarantors of the loans described therein, and there shall be delivered to those Sellers documentation to that effect which is satisfactory to them in form and substance.

     Section 8.12 Listing of Shares. The shares of GST Common Stock issuable to the Sellers pursuant to this Agreement shall have been authorized for listing on the Amex, subject to official notice of issuance.

                                   ARTICLE IX
                             CONDITIONS PRECEDENT TO
                        OBLIGATIONS OF THE GST COMPANIES

     The obligations of the GST Companies under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

     Section 9.1 Representation and Warranties True. The representations and warranties of each of the Call America Companies and the Sellers contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date (except for the representations and warranties contained in Section 3.8 hereof, which need only to be true and correct as of the date hereof), except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof with the same force and effect as if made on and as of the Closing Date, and the Buyer shall have received a certificate to that effect and as to the matters set forth in
Section 9.2 hereof, dated the Closing Date, from the President or Chief Executive Officer of Call America and from each of the Sellers.

     Section 9.2 Performance of Covenants. Each of the Call America Companies and the Sellers shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

     Section 9.3 No Proceedings. No statute, rule or regulation shall have been enacted and no preliminary or permanent injunction or other order (including a temporary restraining order) of any state, federal or local court or other governmental agency or of any foreign jurisdiction shall have been issued or entered and remain in effect which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Merger or operation of the business of any of the Call America Companies.

     Section 9.4 Consents and Approvals. All filings and registrations with, and notifications to, all federal, state, local and foreign authorities required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of all federal, state, local and foreign authorities and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement, the absence of which would have a Material Adverse Effect on the GST Companies shall have been received and shall be in full force and effect.

     Section 9.5 Escrow Agreement. The Escrow Agreement shall have been executed by the parties thereto.

     Section 9.6 Employment Agreements. The Employment Agreement shall have been executed by the parties thereto.

     Section  9.7  Registration   Rights  Agreement.   The  Registration  Rights
Agreement shall have been executed by the parties hereto.

     Section 9.8 Non-Competition Agreements. Each of the Sellers other than Jeffrey Buckingham, Theodore B. Hindes and Carolyn C. Hindes shall have executed a non-competition agreement substantially in the form of Annex D hereto.

     Section 9.9 Resignation of Officers and Directors. GST shall have received the resignation of each of the officers and directors of Call America as required by GST.

     Section 9.10 Opinion of Counsel. The Buyer shall have received the opinion of Gibson, Dunn & Crutcher LLP, counsel to the Call America Companies (which opinion shall be limited to the United States federal law, DGCL and the laws of the State of California and to the extent that the laws of any other state or jurisdiction or the commercial laws of Delaware are applicable, such counsel is entitled to assume that such laws are the same as the laws of the State of California), dated the Closing Date, in form reasonably satisfactory to the Buyer, substantially to the effect that: (i) each of the Call America Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of California; (ii) each of the Call America Companies has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all requisite corporate action taken on the part of each of the Call America Companies party thereto; (iv) this Agreement has been duly executed and delivered by each of the Call America Companies and (assuming that it is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of each of the Call America Companies enforceable against each of them in accordance with its terms, subject to customary exceptions; (v) the shares of Common Stock of each of the Call America Companies are duly authorized, validly issued, fully paid and nonassessable, and (vi) none of the execution, delivery or performance of this Agreement by each of the Call America Companies of the transactions herein and therein contemplated, to the best of such counsel's knowledge, conflict with or result in a breach of, or default under, their respective Certificates of Incorporation or Bylaws or any Contracts identified with an asterisk on Schedule 3.15 hereto.

     Section 9.11 Material Changes. Except as disclosed on Schedule 9.11, since May 1, 1996, there shall not have been any Material Adverse Change in the business, operations, financial condition, assets, liabilities, prospects or regulatory status of the Call America Companies, taken as a whole.

     Section 9.12 Waivers. The Sellers and the Call America Companies shall have obtained the waivers contemplated by Section 7.8 (b) and there shall be delivered to GST documentation to that effect which is satisfactory to GST in form and substance.

                                    ARTICLE X
                                 INDEMNIFICATION

     Section 10.1 Indemnification by the Sellers. Subject to the limits set forth in this Article X, the Sellers agree, jointly and severally, to indemnify, defend and hold the Buyer and each of its directors and officers harmless from and against any and all loss, liability, damage, costs and expenses (including interest, penalties and attorneys' fees) (collectively, "Losses") that the Buyer or any of its affiliates may incur or become subject to arising out of or due to
(i) the claims of any broker or finder engaged by the Sellers (other than those of the Clark Company which shall borne entirely by GST) and (ii) any breach of any representation or the breach of any warranty of any of the Call America Companies or any Seller contained in Article III or Article IV of this Agreement. The Sellers will reimburse the Buyer and each controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

     Section 10.2 Indemnification by the Buyer. Subject to the limits set forth in this Article X, the Buyer agrees to indemnify, defend and hold each Seller harmless from and against any and all Losses that the Seller or its affiliates may incur or become subject to arising out of or due to (i) the claims of any broker or finder engaged by any of the GST Companies; (ii) any breach of any representation or the breach of any warranty of any of the GST Companies contained in Article V of this Agreement; (iii) any tax liability of the Sellers incurred in connection with the Merger; (iv) any personal injury, death or property damage attributable to products manufactured, processed or sold by any of the Call America Companies and which are sold to any third party after the Closing Date and (v) any breach of the covenant of the GST Companies contained in Section 7.5 of this Agreement unless such breach is caused by Jeffrey Buckingham. The Buyer will reimburse the Sellers for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

     Section 10.3 Special Indemnification for Tax Matters.

     (a) The GST Companies understand and acknowledge that the Sellers are entering into the transactions contemplated hereby on the understanding that the conditions set forth in Treasury Regulation ss.ss. 1.367(a)-3T(c)(l)(i), (ii),
(iii) and (iv)(A) will be satisfied with respect to each merger comprising the Merger and with respect to each Seller, as applicable, that following the Closing, Buyer will cause Call America, as successor to each Call America Company, to comply with the reporting requirements of Treasury Regulation ss. 1.367(a)-3T(c)(4), and that following the Closing the GST Companies will comply with such other requirements as may be necessary in order to ensure that each merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. The GST Companies hereby agree to indemnify and hold harmless each Seller from and against any cost, expense, liability and other damages, including, but not limited to, attorneys and accountants fees, taxes, interest and penalties, arising from or as a result of any of the Mergers of Sub, CA Bakersfield and CA Fresno into Call America and the Merger not qualifying as a "reorganization" within the meaning of Section 368(a) of the Code by reason of (a) the failure to satisfy the requirements of Treasury Regulation ss. 1.367(a)-3T(c)(l)(i), (ii) or (iii), (b) the treatment of any Seller as a "five-percent transferee shareholder," as defined in Treasury Regulation ss. 1.367(a)-3T(c)(6)(ii), (c) the failure of Call America on behalf of each Call America Company, to file on a timely basis and in a correct manner the statement described in Treasury Regulation ss. 1.367(a)-3T(c)(4), (d) the failure by the GST Companies, on behalf of each Seller, to file with the Internal Revenue Service in a timely and correct manner the information required by Treasury Regulation ss. 1.6038B-1T, or (e) the failure of any such merger to satisfy the requirements for a "reorganization" as defined in Section 368(a) of the Internal Revenue Code by virtue of any action or inaction of any GST Company and, following the Effective Time, Call America.

     (b) The indemnification provided under this Section 10.3 shall not be reduced by any tax benefit arising from an increase in the tax basis of a Seller in such Seller's shares of GST Common Stock received in the Merger by virtue of a merger not constituting a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code unless and until such benefit is realized in the form of a refund or a reduction in taxes otherwise actually payable.

     Section 10.4 Survival. The representations and warranties of each of the Call America Companies and the Sellers set forth in Articles III and IV of this Agreement shall survive the Closing until the first anniversary of the Closing Date. The representations and warranties of the GST Companies set forth in
Article V of this Agreement shall survive the closing until the first anniversary of the Closing Date. The covenants and agreements of the parties shall not survive the Closing Date, except for the covenants and agreements set forth under this Article X and Sections 7.3 and 7.5.

     Section 10.5 Limitations. (a) No party shall assert, and no party shall be liable for, any claim against the other for indemnification hereunder with respect to any inaccuracy or breach of such warranties, representations, covenants or agreements unless and until the amount of all such claims shall exceed on a cumulative basis $75,000, and then only to the extent such claim for indemnification exceeds that amount; provided, however, that a claim for indemnification hereunder with respect to any breach of the covenants contained in Section 7.5 shall not be subject to any threshold.

     (b) All representations and warranties made by the parties herein shall be deemed to have been relied upon notwithstanding any investigation. The liability, including expenses, of the Sellers pursuant to Section 10.1 shall be limited to the return to GST of the Escrow Shares. No Seller shall be directly liable to GST or any other indemnified party for any indemnification under
Section 10.1 and GST acknowledges that the indemnified parties' sole recourse for any Losses for which they are entitled to indemnification under Section 10.1 shall be the return of the Escrow Shares. For purposes of this Article X, the fair market value of one share of GST Common Stock shall be the closing sales price of a share of GST Common Stock on the AMEX (as reported by The Wall Street Journal or, if not reported thereby, by any other authoritative source) on the date of the Effective Time (the "Effective Date"). In the event GST or another party to be indemnified pursuant to Section 10.1 suffers any Losses for which it is entitled to indemnification, the Escrow Agent shall, subject to the procedures set forth in the Escrow Agreement, deliver to the party to be indemnified out of escrow the lesser of: (a) the number of the Escrow Shares (in whole shares) that has an aggregate market value (determined as provided above) most nearly equal to the amount of the Losses thus to be satisfied, or (b) all of the Escrow Shares. If any distribution referred to in this Section 10.5(b) involves fewer than all of the Escrow Shares, it shall be allocated pro rata against the Escrow Shares therein based on the Escrow Shares beneficially owned by each Seller. The liability, including expenses, of the GST Companies pursuant to Sections 10.2 and 10.3 shall not exceed the fair market value of the Escrow Shares on the Effective Date and shall be payable in cash.

     (c) Buyer acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article X. In furtherance of and subject to the foregoing, Buyer hereby waives, from and after the Closing Date, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it, the GST Companies, or any of their subsidiaries may have against the Sellers relating to the subject matter of this Agreement arising under or based on any Federal, state or local statute, law, ordinance, rule or regulation or otherwise.

     Section 10.6 Third Party Claims. In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim or demand or written notice made by any third party against the indemnified party (a "Third Party Claim") after the Closing Date, such indemnified party must notify the indemnifying party (the "indemnifying party") in writing and in reasonable detail of the Third Party Claim within 30 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided that the failure of any indemnified party to give timely notice shall not affect his right of indemnification hereunder except to the extent the indemnifying party has actually been prejudiced or damaged thereby (except that the indemnifying party shall not be liable for any expenses during the period in which the indemnified party failed to give notice). If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party (which counsel shall be reasonably satisfactory to the indemnified party). If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party will cooperate in all reasonable respects with the indemnifying party in connection with such defense, and shall have the right to participate in such defense with counsel selected by it. The fees and disbursements of such counsel, however, shall be at the expense of the indemnified party; provided, however, that, in the case of any Third Party Claim of which the indemnifying party has not employed counsel to assume the defense, the fees and disbursements of such counsel shall be at the expense of the indemnifying party.

     The indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim. If the indemnifying party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

     In the event GST or any of the persons entitled to indemnification pursuant to Section 10.1 is an "indemnified party" with respect to a third party claim, no Escrow Shares shall be released by the Escrow Agent in settlement of any indemnification obligation unless and until a final, non-appealable settlement or judgment is reached with respect to such claim.

     Section 10.7 Reduction for Insurance. The gross amount which an indemnifying party is liable to, for, or on behalf of the indemnified party pursuant to this Article X (the "Indemnifiable Loss") shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such indemnified party related to the Indemnifiable Loss. If an indemnified party shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable Loss and shall subsequently receive directly or indirectly insurance proceeds in respect of such Indemnifiable Loss, then such indemnified party shall pay to such indemnifying party the net amount of such insurance proceeds or, if less, the amount of such indemnity payment.

     Section 10.8 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto (i) pursuant to Sections 10.1 and 10.2 hereof shall terminate one year after the Closing Date and (ii) pursuant to Section
10.3 hereof shall terminate at the time the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof); provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party hereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

     Section 11.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the
Closing:

          (a) By mutual written consent of GST and Call America;

          (b) By either GST or Call America if the transactions contemplated by this Agreement shall not have been consummated on or before January 31, 1997.

          (c) by Call America if (i) there shall have been a breach of any representation or warranty on the part of GST or Sub set forth in this Agreement, or if any representation or warranty of GST or Sub shall have become untrue, in either case such that the conditions set forth in Section
     8.1 would be incapable of being satisfied by January 31, 1997 (or as otherwise extended) or (ii) there shall have been a breach by GST or Sub of any of their respective covenants or agreements hereunder having a Material Adverse Effect on GST or materially adversely affecting (or materially delaying) the consummation of the Merger, and GST or Sub, as the case may be, has not cured such breach within 20 business days after notice by Call America thereof, provided that Call America has not materially breached any of its obligations hereunder.

          (d) by GST if (i) there shall have been a breach of any representation or warranty on the part of the Call America Companies set forth in this Agreement, or if any representation or warranty of the Call America Companies shall have become untrue, in either case such that the conditions set forth in Section 9.1 hereof would be incapable of being satisfied by January 31, 1997 (or as otherwise extended), or (ii) there shall have been a breach by the Call America Companies of their covenants or agreements hereunder having a Material Adverse Effect on the Call America Companies taken as a whole or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Call America Companies have not cured such breach within 20 business days after notice by GST or Sub thereof, provided that neither GST nor Sub has materially breached any of their respective obligations hereunder.

          (e) By either GST or Call America if a court of competent jurisdiction or Regulatory Authority shall have issued a final, non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

     Section 11.2 Effect of Termination. The termination of this Agreement in accordance with Section 11.1 hereof shall have no effect on whatever rights and remedies the parties hereto may have against one another as a result of any breach of this Agreement.

     Section 11.3 Amendment. This Agreement may be amended by the written agreement of the parties hereto.

     Section 11.4 Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in writing signed on behalf of such party. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE XII
                                  MISCELLANEOUS

     Section 12.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses (except that Call America shall also bear the costs and expenses of the Sellers, if any), regardless of the termination of this Agreement or the failure to consummate the transactions contemplated hereby .

     Section 12.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or three days after being sent by registered or certified mail, return receipt requested, postage prepaid:

          (a) If to any of the GST Companies to:

                  GST Telecommunications, Inc.
                  4317 N.E. Thurston Way
                  Vancouver, Washington 98662
                  Attention:  John Warta
                  with a copy to:

                  Olshan Grundman Frome & Rosenzweig LLP
                  505 Park Avenue
                  New York, New York 10022
                  Attention:  Stephen Irwin, Esq.

          (b) If to the Sellers or any of the Call America Companies to:

                  Call America Business Communications, Inc.
                  4251 South Higuera
                  Suite 800
                  San Luis Obispo, California 93401
                  Attention:  Jeffrey Buckingham

                  with a copy to:

                  Gibson, Dunn & Crutcher
                  333 South Grand Avenue
                  Los Angeles, California 90071-3197
                  Attention: Bradford P. Weirick, Esq.

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 12.2.

     Section 12.3 Entire Agreement. This Agreement (including the Schedules, letter agreements and other documents delivered as of the date hereof) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, representations and understandings among the parties hereto including the letter of intent dated July 17, 1996 among the parties hereto except as provided in
Section 7.1(e) with respect to the Confidentiality Agreements.

     Section 12.4 Binding Effect, Benefits, Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned without the prior written consent of the other parties hereto, except that GST may assign this Agreement to any of its direct wholly-owned subsidiaries.

     Section 12.5 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

     Section 12.6 Jurisdiction. (a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Denver, Colorado, administered by the American Arbitration Association in accordance with its applicable rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted before a panel of three neutral arbitrators, all of whom shall be members of the Colorado state bar actively engaged in the practice of law or retired members of the state or federal judiciary. Call America and GST shall bear equally the cost of such arbitration.

     (b) Notwithstanding the provisions of Section 12.6(a), the parties hereto shall have the right to seek and obtain from a court of competent jurisdiction a temporary restraining order, injunction, specific performance or other equitable relief to enforce the provisions of this Agreement.

     Section 12.7 Headings. The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     Section 12.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 12.9 Definitions.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits, schedules, letter agreements and other documents delivered as of the date hereof, delivered pursuant hereto and incorporated herein by reference.

     "Agreement of Merger" shall mean the Merger Agreement in a form not inconsistent with the terms of this Agreement and to be mutually agreed upon by the parties hereto and to be filed with the Secretary of State of the State of California relating to the Merger as contemplated by Section 1.1 of this Agreement and/or the Certificate of Merger in a form not inconsistent with the terms of this Agreement and to be mutually agreed upon by the parties hereto and to be filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "Amex" shall mean the American Stock Exchange, or such other securities exchange or market system where the GST Common Stock may be primarily traded.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "CGCL" shall mean the California General Corporation Law.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, franchise agreement, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any giving of notice giving rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     "DGCL" shall mean the Delaware General Corporation Law.

     "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" shall mean

     "Escrow Agreement" shall mean the Escrow Agreement by and among the Sellers, GST, and the Escrow Agent, substantially in the form of Exhibit B.

     "FABRIK" shall mean FABRIK Communications, Inc.

     "FCC" shall mean Chapter 5 of Title 47 of the United States Code and the rules and regulations promulgated thereunder.

     "GST Capital Stock" shall mean, collectively, the GST Common Stock and any other class or series of capital stock of GST.

     "GST Common Stock" shall mean the no par value common stock of GST.

     "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

     "Intellectual Property" shall mean all worldwide industrial and intellectual copyrights, patents, trademarks, service marks, service names, trade names, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights used in the business of the Call America Companies or the GST Companies, as the case may be.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known by the Chairman, President and Chief Financial Officer of such Person.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge,or claim of any nature whatsoever of,on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution or demand letter, or notice (written or oral) by any Person of governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding alleging potential Liability, or any Regulatory Authority or other federal, state or local governmental agency or department requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

     "Material Adverse Effect" on a party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial condition, business, or results of operations of such party and its Subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles,
(c) actions and omissions of a party (or any of its subsidiaries) taken with the prior informed written Consent of the other party in contemplation of the transactions contemplated hereby, and (z) the Merger on the operating performance of the Parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

     "Merger   Documents"  shall  mean  the  documents  to  be  filed  with  the
Secretaries  of State of the  States of  California  and  Delaware  pursuant  to
Section 1.1 and the first sentence of Section 1.3 hereof.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Regulatory Authorities" shall mean, collectively, the Amex, the SEC, the Federal Trade Commission, the United States Department of Justice, the Federal Communications Commission, and all other federal, state, county, local or other foreign or domestic governmental or regulatory agencies, authorities, instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

     "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), or (ii) in the case of partnerships, serves as a general partner.

     "Surviving   Corporation"   shall  mean  Call  America  as  the   surviving
corporation resulting from the Merger.

     "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

            Call America Financial Statements               Section 3.6
            Call America Common Stock                       Section 1.7(c)
            Closing                                         Section 1.2
            Confidentiality Agreements                      Section 7.1(e)
            Consideration                                   Section 1.7(c)
            Effective Date                                  Section 10.5(b)
            Effective Time                                  Section 1.3
            Employee Benefit Plans                          Section 3.10
            Employment Agreement                            Section 4.2
            Escrow Shares                                   Section 1.7(c)
            FABRIK Agreement                                Section 7.5
            GST Surviving Conditions Precedent              Section 1.2(b)
            GST Tax Certificate                             Section 7.2
            Indemnifiable Loss                              Section 10.7
            indemnified party                               Section 10.6
            indemnifying party                              Section 10.6
            Merger                                          Section 1.1
            Non-Competition Agreements                      Section 4.2
            Post-Closing Consideration                      Section 1.10(a)
            Registration Rights Agreement                   Section 4.2
            Representative                                  Section 1.2(a)
            SEC                                             Section 5.5
            SEC Reports                                     Section 5.5
            Seller Surviving Conditions Precedent           Section 1.2(b)
            Shareholders' Agreement                         Section 4.1
            Tax Opinion                                     Section 8.9
            Termination Date                                Section 6.2
            Third Party Claim                               Section 10.6
            U.S. GAAP                                       Section 3.6(a)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include,"

"includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                    GST TELECOMMUNICATIONS, INC.



                                    By: /s/ Stephen Irwin
                                        ----------------------------------------
                                        Name: Stephen Irwin
                                        Title: Secretary


                                    CALL AMERICA BUSINESS
                                    COMMUNICATIONS CORP.



                                    By: /s/ Jeffrey C. Buckingham
                                        ----------------------------------------
                                        Name: Jeffrey C. Buckingham
                                        Title: President


                                    GST NEWCO OF CALIFORNIA, INC.



                                    By: /s/ Stephen Irwin
                                        ----------------------------------------
                                        Name: Stephen Irwin
                                        Title: President


                                    CALL AMERICA BUSINESS COMMUNICATIONS
                                    OF FRESNO, INC.



                                    By: /s/ Jeffrey C. Buckingham
                                        ----------------------------------------
                                        Name: Jeffrey C. Buckingham
                                        Title: President


                                    CALL AMERICA BUSINESS COMMUNICATIONS
                                    OF BAKERSFIELD, INC.



                                    By: /s/ Jeffrey C. Buckingham
                                        ----------------------------------------
                                        Name: Jeffrey C. Buckingham
                                        Title: President

SELLERS:


/s/ Jeffrey C. Buckingham
----------------------------------------
Name: Jeffrey C. Buckingham


/s/ F. Scott Hindes
----------------------------------------
Name: F. Scott Hindes
      Trustee U/A dated 2/14/84

/s/ Jerry A. Linthicum
----------------------------------------
Name: Jerry A. Linthicum


/s/ Carolyn C. Hindes
----------------------------------------
Name: Carolyn C. Hindes


/s/ Theodore B. Hindes
----------------------------------------
Name: Theodore B. Hindes


CONSENTED AND AGREED:

/s/ Joan E. Buckingham
----------------------------------------
Joan E. Buckingham

/s/ Euleta F. Linthicum
----------------------------------------
Euleta F. Linthicum


100609.10

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